                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            XXSYS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            XXSYS TECHNOLOGIES, INC.
                              4619 Viewridge Avenue
                               San Diego, CA 92123
                                 (619) 974-8200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held March 21, 1997
                         ------------------------------



TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of XXsys Technologies, Inc., a California corporation (the "Company"), will be held at the Doubletree Hotel, 11915 El Camino Real, Del Mar, California, at 10:00 a.m. on Friday, March 21, 1997, for the following purposes:

         1. To elect a Board of Directors to serve for the ensuing year or until their successors have been duly elected and qualified.

         2. To vote upon the proposal to retain Feldman Radin & Co., P.C. as the Company's independent accountants for the 1997 fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Nominees for directors are set forth in the enclosed Proxy Statement.

         Only shareholders of record at the close of business on February 3, 1997, will be entitled to vote at this meeting. A list of shareholders entitled to vote at the meeting will be available at the Company's offices for ten days prior to the meeting.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. THE EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors


                                             Gloria C. L. Ma, Chairman
San Diego, California
February 18, 1997

                            XXSYS TECHNOLOGIES, INC.
                              4619 Viewridge Avenue
                               San Diego, CA 92123
                                  619-974-8200

                            -------------------------

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 21, 1997
                            -------------------------

GENERAL

         The accompanying proxy is solicited on behalf of the Board of Directors of XXsys Technologies, Inc., a California corporation (the "Company"), for use at the Annual Meeting of the Shareholders of the Company to be held at 10:00 a.m. on Friday, March 21, 1997, at the Doubletree Hotel, 11915 El Camino Real, Del Mar, California, and any postponements or adjournments thereof for the purposes set forth in the preceding notice. Only shareholders of record at the close of business on February 3, 1997, are entitled to vote. At the close of business on that date, the Company had approximately 7,302,449 shares of Common Stock, no par value, issued and outstanding. This Proxy Statement and accompanying form of proxy were first sent to shareholders on or about February 18, 1997.

VOTING

         Each share of Common Stock outstanding on the record date is entitled to one vote. Additionally, each shareholder, or his proxy, entitled to vote upon the election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes calculated on the same principle among as many candidates as he thinks fit. In accordance with the California General Corporation Law, no shareholder or proxy may cumulate his votes unless such candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the holders of the proxy to cumulate votes in such manner as such holders shall deem to be best calculated to elect the maximum number of the nominees of management. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration.

         All shares represented by a valid proxy will be voted in accordance with the directions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of the nominees named herein to the Board of Directors, and otherwise in accordance with the judgment of the proxy holders. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. In addition, the Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegraph or special letter.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting of Shareholders, the shareholders will elect directors to hold office until the next annual meeting of shareholders or until successors have been duly elected and qualified or until the earlier resignation or removal of such directors. Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. The Company does not anticipate any nominee will be unable or unwilling to serve as a director. The Company's Bylaws provide for five directors. Currently, there is one vacancy, which is reserved for election by the holders of the Series A Preferred Stock (the "Series A Holders"). As of the date of this Proxy Statement, the Series A Holders have not exercised their rights to elect a Director. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

         The four nominees for director are listed below.

 Director Name                   Since      Age         Principal Occupation
 -------------                   -----      ---         --------------------
Gloria C. L. Ma, Ph.D.           1985        49         Chairman and Chief Executive Officer
William J. Dale                  1994        63         President, Silverado Capital, Inc.
Robert E. Farris                 1996        68         International Transportation Consultant
Walter Geer                      1995        47         President, Greymar Associates, LLC


         Dr. Ma is a co-founder of the Company and served as its President or Chairman from its inception in 1985 to September 1991. From September 1991 to July 1994, she was the Company's Executive Vice President; and thereafter as Chairman. In April 1995, she resumed the position of Chief Executive Officer. Before founding the Company, Dr. Ma was President of Zealot & Company, Ltd., a privately held Hong Kong investment company. Dr. Ma received her undergraduate and masters degrees in genetics from McGill University (Montreal) and a Ph.D. degree in molecular biology from the University of California, San Diego. She is a member of the Board of Overseers to the Chancellor of the University of California, San Diego and the San Diego Technology Council, appointed by San Diego Mayor, Susan Golding.

         Mr. Dale is President of Silverado Capital, Inc., a San Diego-based company engaged in arranging the exchange of international currencies and in the international marketing of biorational plant growth enhancers. From 1980 to 1989, Mr. Dale was a partner in a San Diego law firm dealing with corporate and securities law matters. Prior to that, he was a sole practitioner for two years and for eight years was general counsel for an agricultural management company. Mr. Dale received a B.A. degree in Economics from Allegheny College and an LL.B. degree from the University of Pennsylvania.

         Mr. Farris is an International Transportation Consultant, located in Washington, D. C. From 1986 to 1989, Mr. Farris served as Federal Highway Administrator, one of four top administrative offices in the U.S. Department of Transportation. While in the Administration, Mr. Farris had responsibility for over 3,000 employees and a budget in excess of $13 billion. From 1985 to 1986, Mr. Farris served as Chairman of the National Council on Public Works Improvements and conducted the first effort by the Federal Government to evaluate the Nation's infrastructure. From 1981 to 1985, Mr. Farris served as Commissioner for the Tennessee Department of Transportation, with responsibility for the state's highway system having 15,000 miles of roadway and 64 regional airports.

         Mr. Geer is a co-founder and President of Greymar Associates, LLC, a full-service residential real estate development company. Mr. Geer has over 26 years of building industry and construction experience, working with both public and private sector organizations, particularly in the field of introducing new and non-traditional building and construction technologies. He has served as a consultant, speaker or expert witness to the California State Senate, the United States Congress, the Harvard Joint Center for Housing, the U.S./Mexico Border Trade Alliance, the American Institute of Architects, the National Association of Home Builders, the State Senate of Hawaii, the European Reconstruction Bank, and numerous local and regional building departments and universities. Mr. Geer received a Bachelor of Architecture degree from California Polytechnic at San Luis Obispo, California.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The standing committees of the Board of Directors are the Audit Committee and Compensation Committee. There is no Nominating Committee.

        AUDIT COMMITTEE. The Company's Audit Committee in fiscal 1996 consisted of Messrs. Dale and Geer. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors and reviewing the scope of the independent auditors' annual audit and its compensation, the general policies and procedures of the Company with respect to accounting and financial controls, any change in accounting principles, and any recommendations that the auditors may have with respect to policies and procedures. The Audit Committee met one time during fiscal 1996.

         COMPENSATION COMMITTEE. The Compensation Committee, which comprised of Messrs. Dale and Geer, monitors the nature and levels of compensation paid by the Company to its executive personnel. The Compensation Committee met one time during fiscal 1996.

         The Company's Board of Directors held seven meetings during the 1996 fiscal year. No director attended fewer than 75% of the board and committee meetings in which such director was entitled to participate.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of January 29, 1997, certain information regarding the beneficial ownership of Common Stock by each person known to the Company to own more than five percent of the outstanding Common Stock, each director of the Company, and all directors and executive officers as a group:

                                                                  AMOUNT AND
                                                              NATURE OF BENEFICIAL          PERCENT
         NAME AND ADDRESS                                          OWNERSHIP  (1)           OF CLASS
         ----------------                                     --------------------          --------
         Directors, Nominees and Officers:

         Dr. Gloria C. L. Ma . . . . . . . . . . . . . . . . .    962,963 (2)                  11.7%
         4619 Viewridge Avenue
         San Diego, CA 92123

         William J. Dale . . . . . . . . . . . . . . . . . . .    114,558 (3)                    *
         1150 Joshua Way
         Vista, CA 92083

         Robert E. Farris . . . . . . . . . . . . . . . . . .      25,000 (4)                    *
         1450 G Street N.W., Suite 700
         Washington D. C. 20005

         Walter Geer . . . . . . . . . . . . . . . . . . . . .     33,000 (5)                    *
         5070 North 40th Street, Suite 120
         Phoenix, AZ 85018

         All officers and directors . . . . . . . . . . . . .   1,189,491 (6)                  14.5%
         as a group (5 persons)

         Other 5% Beneficial Owners:

         Law Biu Biu . . . . . . . . . . . . . . . . . . . . .  1,274,161 (7)                  15.4%
         171 Prince Edward Road, Suite 204
         Kowloon, Hong Kong

         Tung Bik Lin . . . . . . . . . . . . . . . . . . . .     443,739  (8)                  5.4%
         Apartment 2D
         29 Conduit Road, Hong Kong

--------------

* Represents holdings of less than one percent

(1) Except for Dr. Ma, who beneficially owns 11.7%, no current officer of director beneficially owns more than 1% of the Company's outstanding shares.
(2) Includes 288,312 shares which Dr. Ma has the right to acquire within 60 days of February 3, 1997, through the exercise of options. Dr. Ma is the niece of Law Biu Biu.
(3) Includes 58,000 shares which Mr. Dale has the right to acquire within 60 days of February 3, 1997, through the exercise of options.
(4) Represents 25,000 shares which Mr. Farris has the right to acquire at any time the stock price reaches $10.00 a share.
(5) Represents 8,000 shares which Mr. Geer has the right to acquire within 60 days of February 3, 1997, through the exercise of options.
(6) Includes an aggregate of 504,312 shares which the directors and executive officers have the right to acquire within 60 days of February 3, 1997 through the exercise of options.
(7)  Law Biu Biu is the uncle of Dr. Ma.
(8) Includes an aggregate of 443,182 shares which Tung Bik Lin has the right to acquire within 60 days of February 3, 1997, through the exercise of options.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors do not receive cash compensation or attendance fees for serving on the Board of Directors. However, all directors receive reimbursement for out of pocket expenses in attending Board of Directors meetings. Each non-officer director is granted annually a five-year option under the Company's 1991 Stock Option Plan to purchase 4,000 shares of Common Stock. Each of the Directors options are granted annually beginning on the date a person becomes an outside director and on each one-year anniversary date of being a director, at an exercise price equal to the last sales price for the Company's Common Stock on that date. Each such option becomes exercisable one year after the date of grant, subject to continuing service as a director. Options granted pursuant to being a director are exercisable only during the time the person remains a director or within one year thereafter.

         Non-employee directors may be paid consulting fees for special consultation concerning corporate development matters. On March 23, 1995, Mr. Dale received warrants to purchase up to 100,000 shares of Common Stock at a price of $0.25 per share as a separate inducement in connection with his performance of services to the Company as an outside consultant and were valued at $100,000. One-half of Mr. Dale's warrants vested on March 23, 1996, and the balance vest on March 23, 1997. On June 23, 1995, Mr. Geer received warrants to purchase up to 50,000 shares of Common Stock at a price of $1.63 per share as a matter of separate inducement to serve on the Board of Directors of the Company. One-half of Mr. Geer's warrants vested on June 24, 1996, and the balance vest on June 24, 1997. Mr. Geer's exercise price was slightly above market price. On July 21, 1996, Mr. Farris received a warrant to purchase up to 25,000 shares of Common Stock at a price of 3.25 as a separate inducement to serve on the Board of Directors of the Company. Additionally, on August 1, 1996, Mr. Farris began providing marketing consulting services to the Company for a retainer of $2,500 a month through his consulting firm, Commodore Corporate Services, Inc.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows compensation paid by the Company to its current Chairman and CEO, Gloria C.L. Ma, Ph.D., the Company's past President, Paul Pendorf, and the three remaining most highly paid executive officers for the three fiscal years ended September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                               ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                               -------------------                   --------------------
                                                                                  RESTRICTED          SECURITIES         ALL OTHER
    NAME AND PRINCIPAL                         SALARY          COMPENSATION       STOCK AWARDS        UNDERLYING        COMPENSATION
         POSITION              YEAR            ($)(1)           BONUS ($)             ($)              OPTIONS (#)         ($) (2)

Gloria Ma, Ph.D. . . . . . .   1996            126,000                 --                  --                  --         20,657
  Chairman and Chief           1995            110,250                 --              52,780 (3)         349,249          2,667
  Executive Officer            1994             94,500                 --                  --                  --             --

Paul W. Pendorf (4) . . . .    1996                 --                 --                  --                  --        100,000 (5)
  Past President               1995             77,564 (6)             --                  --                  --          2,667
                               1994            119,400                 --                  --                  --             --

Michelle M. Mueller . . . .    1996              4,167 (7)             --                  --              50,000             --
   Executive Vice              1995                 --                 --                  --                  --             --
   President                   1994                 --                 --                  --                  --             --

Gregory P. Hanson, CMA. . .    1996             90,000 (8)             --                  --                  --             --
   Chief Financial Officer     1995                 --                 --                  --             100,000             --
                               1994                 --                 --                  --                  --             --

Lawrence D. Cercone . . . .    1996             91,250 (9)          4,030                  --                  --             --
   Ph.D., Engineering and      1995             61,875                 --                  --             100,000             --
   and Operations              1994                 --                 --                  --                  --             --


(1) Salary includes deferred compensation in the year earned for each of the named executive officers.
(2) Dr. Ma and Mr. Pendorf each received $2,667 from the Company in Fiscal Year 1995 for certain personal guarantees made on behalf of the Company. In Fiscal Year 1996, Dr. Ma received $20,657 as pay in lieu of vacation.

(3) Represents the dollar value of 55,000 shares of restricted Common Stock issued to Dr. Ma during Fiscal Year 1995 based on a last sale price for the Common Stock on the date of grant. The dollar value of the restricted stock as of December 31, 1996, was $154,688, based on a last sale price for the Common Stock of $2.8125.
(4) Mr. Pendorf resigned as the Company's President and Chief Executive Officer on March 25, 1995.
(5) In July 1994 the Company's Board of Directors granted to Mr. Pendorf the right to dispose of a due diligence package, including contracts, appraisals and environmental studies, on a proposed acquisition target. Upon such disposal, Mr. Pendorf was to receive a commission of one-third of the price obtained, up to a maximum of $100,000. Mr. Pendorf received $100,000 in Fiscal Year 1996 as part of a settlement agreement related to this matter.
(6) Mr. Pendorf's compensation in Fiscal Year 1995 includes $63,000 in severance pay from the Company.
(7) Ms. Mueller was hired as Executive Vice President on September 16, 1996, at an annual salary of $100,000.
(8) On September 1, 1995, Mr. Hanson signed a one-year employment agreement to serve as Chief Financial Officer beginning October 1, 1995.
(9) On July 16, 1995, Dr. Cercone signed a one-year employment agreement to serve as Vice President beginning August 1,1995.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

The following table provides information on option grants in fiscal 1996 to the named executive officers and directors.


                             NUMBER OF SECURITIES       % OF TOTAL OPTIONS/
                             UNDERLYING OPTIONS/            SARS GRANTED           EXERCISE OR BASE      EXPIRATION
                               SARS GRANTED (#)            IN FISCAL YEAR            PRICE ($/SH.)           DATE
                             --------------------       -------------------        ----------------      ----------
Michelle M. Mueller                  50,000  (2)                 22.9%               $3.91               08/25/2001
William J. Dale, Esq.                 4,000  (3)                  1.8%               $3.00               07/15/2001
Walter Geer                           4,000  (3)                  1.8%               $4.13               06/22/2001
Robert E. Farris                     25,000  (4)                 11.5%               $3.25               07/20/2001


(1) No stock appreciation rights were granted to executive officers or directors in fiscal 1996.
(2) The options granted are exercisable 10% after the first year from the grant date, 20% after the second year, 30% after the third year, and 40% after the fourth year.
(3) The options granted are exercisable after the first year from the grant date.
(4) The options granted are exercisable after the Common Stock reaches $10.00 a share.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES (1)

         The following table provides information on option exercises in fiscal 1996 by the named executive officers and the values of such officers' unexercised options at September 30, 1996.


                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS AT
                                                                        YEAR-END (#)                  FISCAL YEAR-END ($) (2)
                                                                   ----------------------             -----------------------
                              SHARES
                            ACQUIRED ON          VALUE                             UNEXERCIS -                       UNEXERCIS -
          NAME              EXERCISE (#)        REALIZED ($)       EXERCISABLE       ABLE           EXERCISABLE        ABLE
          ----              -----------         ------------       -----------     -----------      -----------      -----------
Gloria C. L. Ma              29,312 (3)         $  23,253           288,312        78,937           $ 339,273        $    92,319
Michelle M. Mueller              --                    --                --        50,000                  --                 --
Gregory P. Hanson                --                    --            25,000        75,000                  --                 --
Lawrence D. Cercone              --                    --            25,000        75,000              28,000             84,000


(1) No stock appreciation rights are held by any of the named executive officers.
(2) Values for the period ended September 30, 1996, are based upon the closing market price of the Company's Common Stock as reported on NASDAQ on December 27, 1996, of $3.00 a share.
(3) On September 6, 1996, Dr. Ma exercised her rights under the 1991 Stock Option Plan, as amended February 5, 1994, to purchase 32,751 shares of Common Stock at a purchase price of $2.29 a share.

EMPLOYMENT CONTRACTS

      The Company has employment agreements with two members of its executive management team. Dr. Ma's employment agreement has been in effect since September 1, 1991, and is terminable by vote of a majority of the board of directors or by Dr. Ma upon three month's notice. Her agreement contains provisions that prohibit competition with the Company for a period of two years after the termination of employment. The employment agreement is terminated in the event of the officer's death or disability and may be terminated for cause. A one-year employment agreement is also in place for Michelle M. Mueller and requires a two-month notice if there is voluntary termination by the employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             In May 1994, the Company sold to the brother of Dr. Gloria Ma, Chairman and Chief Executive Officer of the Company, in a private transaction 4,500 shares of Series A Preferred Stock in exchange for the assignment of a non-recourse promissory note made by Dr. Ma in the principal amount of $450,000, plus $198,750 of accrued interest, secured by a second deed of trust on real property. The nonrecourse promissory note has an interest rate of 10% per annum and is due in January 1999, including accrued interest. Each preferred share has a liquidation preference of $100, is redeemable at the Company's option at a price of $120 per share, and is convertible at the option of the holder into 80 shares of the Company's Common Stock. (See also Note 6 to the Financial Statements, Shareholders' Equity, Preferred Stock.) In May 1996 Dr. Ma reduced the amounts owing to the Company under the note by $446,928, of which $264,272 was applied to reduction of accrued interest and $182,656 was applied to the outstanding principal amount. Dr. Ma effected the reduction through a cash payment of $309,916 and the relinquishment of her rights to deferred salaries, accrued vacation and unreimbursed travel and entertainment expenses, partially offset by other amounts she owed the Company, the net of which reduced the amounts owing under the note by an additional $137,012.

             In July 1994, the Board of Directors granted to the then president of the Company, the right to dispose of the asset "deferred acquisition expenses" (consisting of a due diligence package, including contracts, appraisals and environmental studies on a targeted company representing in excess of $1,000,000 expended by the Company). Upon any such disposal, the individual was to receive a commission of one-third of the price obtained, up to a maximum amount of $100,000. In September 1995, the owner of the target company announced a pending sale to another party. The Company and its former president filed suit claiming breach of contract and breach of fiduciary relationship by the purchaser. Pursuant to a settlement agreement reached in October 1995, the Company received a cash payment of $1,300,000 (net of legal fees). In addition, the Company will receive annual payments of up to $250,000 for six years pursuant to a consulting contract between the target and the Company. The target company also agreed to offer a five-year material supply contract and to provide product and/or technical services (for research and development, materials testing, etc.). As part of the litigation settlement the former executive received $100,000.

             On September 1, 1995, the Company agreed to sell 352,000 shares of restricted Common Stock to an uncle of Dr. Ma in consideration of $1,056,000 ($3.00 per share). The last sale price of the Common Stock quoted on the NASDAQ Small Cap Market on that day was $3.75. In December 1995, the purchase agreement was renegotiated to provide for the Company's sale of a total of 211,200 shares of restricted Common Stock at $5.00 per share, plus a five year Warrant to purchase 352,000 shares of restricted common stock at $6.00 a share. Of the total purchase commitment, $176,000 consisted of a two-year note and the balance was paid in cash.

             The Company has in the past conducted, and intends in the future to conduct, all related party transactions involving the Company on terms no less favorable than could be obtained from unaffiliated parties and approved by the majority of the independent and disinterested members of the Company's board of directors. In addition, any loans by the Company to officers, directors, shareholders or affiliates will be approved by a majority of the independent and disinterested directors.

                                 PROPOSAL NO. 2
                      ADOPTION OF FELDMAN RADIN & CO., P.C.

         The Company engaged Feldman Radin & Co., P.C. as its independent public accountants to perform the audit of the Company's financial statements for the years 1989 through 1996. It is recommended by the Board of Directors that Feldman & Radin be retained as the Company's independent accountants for the 1997 Fiscal Year. Representatives of Feldman Radin & Co., P.C. are not expected to be present at the Annual Meeting of Shareholders.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Directors, officers and each beneficial owner of more than 10% of the Common Stock of the Company are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports periodically disclosing their transactions in the Company's securities. Based on a review of such reports, the Company has noted that Form 5 was not filed on the specified due date by Dr. Ma, Law Biu Biu, William Dale, Robert Farris, Walter Geer, Gregory Hanson and Dr. Lawrence Cercone.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                             FOR 1997 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company at its offices at 4619 Viewridge Avenue, San Diego, California 92123, no later than September 30, 1996, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any matter that may properly be presented for action at the Annual Meeting other than the matters set forth in the accompanying notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders.



                                              By Order of the Board of Directors



San Diego, California
Dated February 18, 1997



ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT ATTENTION TO THIS
                             MATTER IS APPRECIATED.

                         PROXY--XXSYS TECHNOLOGIES, INC.

This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Gloria C. L. Ma and William J. Dale and each of them, as proxies for the undersigned, with full power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of XXsys Technologies, Inc. held of record by the undersigned on February 3, 1997, at the Annual Meeting of Shareholders to be held on Friday, March 21, 1997, or any adjournment or postponement thereof.

1.        ELECTION OF DIRECTORS:   FOR ALL NOMINEES LISTED BELOW ________     WITHHOLD VOTE ________

               Gloria C. L. Ma     William J. Dale     Robert E. Farris         Walter Geer

(INSTRUCTION: To withhold vote for any individual nominee, write the nominee's name on the line provided below.)

2. Proposal to retain Feldman Radin & Co., P.C. as Independent Accountants for the Company for fiscal 1997:

               FOR:     ____________________       WITHHOLD:   _______________

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                   PROXY SOLICITED ON BEHALF OF THE DIRECTORS
             (Please Sign and Date the Proxy on the Reverse Side.)



             Please check box if you plan to attend the annual meeting / /

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees named in Item 1 on the reverse of this card. In the election of directors, the proxy holder(s) shall have discretion and authority to cumulate votes and to distribute the votes represented by this Proxy among the nominees named in Item 1 in such proportions as they in their sole judgment shall determine. If any such nominee is unable or unwilling to serve or is otherwise unavailable, said proxy holder(s) shall have discretion and authority to vote for other nominees or to distribute such votes in such proportions among other nominees as they in their sole judgment shall determine.

                                    Please sign exactly as name appears herein.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                    DATED________________________________, 1997

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Signature

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED


ENVELOPE ANNUAL\PROXCARD.97